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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Jeffrey Noddle, David L. Boehnen, John P. Breedlove and Warren E. Simpson, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for the undersigned and in such person's name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, relating to the resale of SUPERVALU INC.'s Liquid Yield Option Notes due 2031 (Zero Coupon-Senior) (the "Notes") and shares of common stock issuable upon conversion of the Notes by certain securityholders, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on the 22nd day of January, 2002 by the following persons:


     /s/   Michael W.Wright              /s/   Richard L. Knowlton
     ------------------------------      ---------------------------------
     Michael W. Wright                   Richard L. Knowlton

     /s/   Lawrence A. Del Santo         /s/   Charles M. Lillis
     -----------------------------       ---------------------------------
     Lawrence A. Del Santo               Charles M. Lillis

     /s/   Susan E. Engel                /s/   Jeffrey Noddle
     -----------------------------       ---------------------------------
     Susan E. Engel                      Jeffrey Noddle

     /s/   Edwin C. Gage                 /s/   Harriet Perlmutter
     -----------------------------       ---------------------------------
     Edwin C. Gage                       Harriet Perlmutter

     /s/   William A. Hodder             /s/   Steven S. Rogers
     -----------------------------       ---------------------------------
     William A. Hodder                   Steven S. Rogers

     /s/   Garnett L. Keith, Jr.         /s/ Carole F. St. Mark
     -----------------------------       ---------------------------------
     Garnett L. Keith, Jr.               Carole F. St. Mark